Exhibit 99.3

Investor Presentation November 2020

This presentation (together with oral statements made in connection herewith, this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Lion Buses Inc. (d/b/a The Lion Electric Co.) (“Lion Electric” or the “Company”) and Northern Genesis Acquisition Corporation (“Northern Genesis”) and r ela ted transactions (the “Proposed Business Combination”) and for no other purpose. By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally during this Presentation is confidential, that you will not distribute, reproduce, disclose and use such information for any purpose other than for the purpose of your firm’s participation in the potential financing, that you will not distribute, reproduce, disclose or use such information in any way detrimental to Lion Electric or Northern Genesis, and that you will return to Lion Electric and Northern Genesis, delete or destroy this Presentation upon request. No representations or warranties, express or implied are given in, or in respect of, this Presentation. You are also being advised that (i) the United States securities laws restrict persons with material non - public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information, and (ii) Canadian securities laws restrict persons with the knowledge of a material fact or material change with respect to a company that has not been generally disclosed from purchasing and selling securities of such company, or to inform another person of a material fact or material change with respect to such company before the material fact or material change has been generally disclosed. To the fullest extent permitted by law, in no circumstances will Northern Genesis, Lion Electric or any of their respective subsidiaries, stockholders, shareholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Lion Electric, the potential financing or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of Lion Electric and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Nothing herein should be construed as legal, financial, tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. In connection with the Proposed Business Combination, Lion Electric intends to file a registration statement on Form F - 4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), which will include a proxy statement of Northern Genesis in connection with Northern Genesis’ solicitation of proxies for the vote by its stockholders with respect to the Proposed Business Combination and other matters as described in the Registration Stat eme nt, as well as the prospectus relating to the registration of the securities to be issued by Lion Electric to Northern Genesis’ stockholders in connection with the transaction. Stockholders and other interested persons are urged to read the Registration Statement, and any amendments thereto and any other relevant documents filed with the SEC when they become available because they will contain important information about Northern Genesis, Lion Electric and the Proposed Business Combination. Stockholders and other interested persons will be able to obtain a free copy of the Registration Statement (when filed), as well as other filings containing information about Northern Genesis, Lion Electric and the Proposed Business Combination, without charge, at the SEC’s website located at www.sec.gov. Northern Genesis and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Northern Genesis’ stockholders in respect of the Proposed Business Combination and the other matters set forth in the Registration Statement. L ion Electric and its officers and directors may also be deemed participants in such solicitation. Information regarding Northern Genesis’ directors and executive officers is available under the heading “Management” in its final prospectus dated August 17, 2020 filed with the SEC on August 18, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of their stockholders generally, will be contained in the Registration Statement and other relevant materials to be filed with the SEC relating to the Proposed Business Combination when it becomes available. NO OFFER OR SOLICITATION This Presentation relates to the potential financing of a portion of the Proposed Business Combination through a private placement of common equity securities by the issuer to result from the Proposed Business Combination. This Presentation shall not constitute a “solicitation” as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities (the “Securities”) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be offered as a private placement to a limited number of “accredited investors” as defined in Rule 501(a)(1), (2), (3), (5) or (7) under the Securities Act and “Institutional Accounts” as defined in FINRA Rule 4512(c). Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they mig ht be required to bear the final risk of their investment for an indefinite period of time. Neither Lion Electric nor Northern Genesis is making an offer of the Securities in any state where the offer is not permitted. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. This Presentation is not, and under no circumstances is it to be construed as, a prospectus, an advertisement or a public offering in any province or territory of Canada. In Canada, no prospectus has been filed with any securities commission or similar regulatory authority in respect of any of the Securities. In addition, no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this Presentation or the merits of any of the Securities and any representation to the contrary is an offence. In Canada, this Presentation may be delivered only to a person that is (a) an “accredited investor” as defined in National Instrument 45 - 106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable, and (b) a “permitted client” as defined in section 1.1 of National Instrument 31 - 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . The distribution of the Securities in the Canada is being made on a private placement basis only. Accordingly, any resale of the Securities must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus requirements or exemptions therefrom. These resale restrictions may in some circumstances apply to resales of the Securities outside Canada. By accepting this Presentation and not immediately returning it, any recipient located in Canada represents and warrants that it is entitled to receive the Presentation. FORWARD - LOOKING STATEMENTS All statements other than statements of historical facts contained in this Presentation constitute forward - looking statements (w hich shall include forward - looking information within the meaning of Canadian securities laws). Forward - looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “project,” “forecast,” “predict ,” “potential,” “seem,” “seek,” “future,” “vision,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding the Company’s 2024 vision and summary financial forecast, projections of operating performance and cost of ownership across product lines, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, visibility on potential orders and business rela tio nships, sufficiency and use of funds following the Proposed Business Combination. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Lion Electric’s and Northern Genesis’ management and are not predictions of actual performance. These forward - looking statements are provided for the purpose of assisting readers in understanding certain key elements of the Company’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of the Company’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes and is not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Forward - looking statements involve inherent risks and uncertainties and are based on a number of assumptions, as well as other factors that the Company and Northern Genesis believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct or that the Company’s vision, business, objectives, plans and strategies will be achieved. Many risks and uncertainties could cause the Company’s actual results, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward - looking statements, including any adverse changes in the U.S. and Canadian general economic, business, market, financial, political and legal conditions; the Company’s inability to successfully and economically manufacture and distribute its vehicles at scale and meet its customers’ business needs; the Company’s inability to execute its growth strategy, including to successfully develop new vehicles and models and to build a battery production plant and a new large - scale manufacturing facility in the United States; the Company’s reliance on third - party suppliers, including with respect to the supply of battery system components, and any supply problems or disruptions or terminations of supply arrangements in relation thereto; the Company’s inability to maintain its competitive position, including as a result of any disruptive evolution or any unfavorable or unforeseen changes in the battery electric vehicle industry and its technology; the Company’s inability to accurately forecast its existing and prospective customers’ willingness to adopt battery electric vehicles; 2 Disclaimer (I)

FORWARD - LOOKING STATEMENTS (CONTINUED) the Company’s inability to adequately forecast its profitability under long term supply arrangements; the Company’s inability to reduce its production cost over time; any loss of members of the Company’s management team or employees who possess specialized market knowledge and technical skills; any inability to maintain and enhance the Company’s reputation and brand; any significant product repair and/or replacement due to product warranty claims or product recalls; increased freight and shipping costs or disruptions in transportation and shipping infrastructure; any failure by the Company to comply with covenants under material agreements, fluctuations in foreign currency exchange rates and any changes in tax laws or any free - trade agreements such as the Canada - United States - Mexico Agreement (CUSMA); any failure of information technology systems or any cybersecurity and data privacy breaches or incidents; natural disasters, epidemic or pandemic outbreaks, boycotts and geo - political events; any failure to carry proper insurance coverage; any failure to maintain an effective system of internal control over financial reporting and to produce accurate and timely financial statements; the inability of the parties to successfully or timely consummate the Proposed Business Combination; the failure to realize the anticipated benefits of the Proposed Business Combination; the amount of redemption requests made by Northern Genesis’ public stockholders; the ability of the issuer to result from the Proposed Business Combination to issue equity or equity - linked securities or obtain debt financ ing in connection with the Proposed Business Combination or in the future and those factors discussed in Northern Genesis’ final prospectus dated August 17, 2020, and any subsequently filed Quarterly Report on Form 10 - Q, in each case, under the heading “Risk Factors,” and other documents of Northern Genesis filed, or to be filed, with the SEC, as well as any documents to be filed by Lion Electric in accordance with applicable securities laws. These factors are not intended to represent a complete list of the factors that could affect the Company, and there may be additional risks that neither Northern Genesis nor Lion Electric presently know or that Northern Genesis and Lion Electric currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Northern Genesis’ and Lion Electric’s expectations, plans or forecasts of future events and v iews as of the date of this Presentation. Northern Genesis and Lion Electric anticipate that subsequent events and developments will cause Northern Genesis’ and Lion Electric’s assessments to change. However, while Northern Genesis and Lion Electric may elec t to update these forward - looking statements at some point in the future, Northern Genesis and Lion Electric has no intention and undertakes no obligation to do so. These forward - looking statements should not be relied upon as representing Northern Genesis’ and Lion Electric’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Neither Lion Electric, North ern Genesis, nor any of their respective affiliates have any obligation to update this Presentation. The forward - looking statements contained in this Presentation are expressly qualified by this cautionary statement. INDUSTRY AND MARKET DATA Although all information and opinions expressed in this Presentation, including market data and other statistical information (including estimates and projections relating to addressable markets), were obtained from sources believed to be reliable and are included in good faith, Lion Electric and Northern Genesis have not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of Lion Electric and Northern Genesis, which are derived from their respective reviews of internal sources as well as the independent sources described above. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Lion Electric and Northern Genesis. While the Company is not aware of any misstatements regarding the industry and market data presented in this Presentation, such data involve risks an d uncertainties and are subject to change based on various factors, including those factors discussed under “Forward - Looking Statements” above. The Company has no intention and undertakes no obligation to update or revise any such information or data, whether as a result of new information, future events or otherwise, except as required by law. USE OF PROJECTIONS AND KEY ASSUMPTIONS This Presentation contains projected financial information with respect to Lion Electric. Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward - Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither Northern Genesis’ nor Lion Electric’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. In preparing and making certain forward - looking statements contained in this presentation, Lion Electric and Northern Genesis made a number of economic, market and operational assumptions. Notably, statements regarding the Company’s 2024 vision, and summary financial forecast are, without limitation, subject to material assumptions regarding the Company’s ability to economically manufacture and distribute its products at scale and meet its customers’ business needs, the Company’s ability to successfully execute its growth strategy, including planned additions to plant, property and equipment, the Company’s ability to maintain required strategic supply arrangements, rates of adoption of battery electric vehicles by customers in the markets in which t he Company operates, continuation of favorable regulations and government incentives affecting the markets in which the Company operates. The Company cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty. FINANCIAL INFORMATION; NON - IFRS FINANCIAL MEASURES The financial information and data contained in this Presentation is presented in accordance with International Financial Reporting Standards (‘‘IFRS’’), as issued by the International Accounting Standards Board. None of the financial information and date contained in this presentation was prepared in accordance with United States generally accepted accounting principles. The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the Registration Statement to be filed by Northern Genesis and Lion Electric with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA, EBITDA Margin and Free Cash Flow, have not been prepared in accordance with IFRS. Northern Genesis and Lion Electric believe these non - IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Lion Electric’s financial condition and results of operations. Lion Electric’s management uses these non - IFRS measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Northern Genesis and Lion Electric believe that th e u se of these non - IFRS financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Lion Electric’s financial measures with other similar companies, many of which present similar non - IFRS financial measures to investors. Management does not consider these non - IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS. The principal limitation of these non - IFRS financial measures is that they exclude significant expenses and income that are required by IFRS to be recorded in Lion Electric’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - IFRS financial measures. CURRENCY All amounts in this presentation are expressed in U.S. dollars unless otherwise indicated. TRADEMARKS AND TRADE NAMES Lion Electric and Northern Genesis own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Lion Electric or Northern Genesis, or an endorsement or sponsorship by or of Lion Electric or Northern Genesis. Solely for convenience, the trademarks, service marks and trade names referred to in this Prese nta tion may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Lion Electric or Northern Genesis will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. 3 Disclaimer (II)

1 Introduction 2 Business Overview 3 Commercial Overview 4 Strategic Initiatives and Growth Strategy 5 Financial Snapshot

Today’s Presenters ▪ Co - founded and served as CEO of Algonquin Power & Utilities Corp. until July 2020 ▪ Directed Algonquin’s growth into a global diversified renewable energy and utility company ▪ 30+ years of experience in origination and execution of global infrastructure investments Ian Robertson Director & Vice Chair ▪ Founded Lion in 2008 ▪ Lion embodies his passion to revolutionize the heavy - duty vehicle industry via electrification ▪ 20+ years of experience in various senior executive positions, including as a Partner at PwC Marc Bédard CEO & Founder ▪ Joined Lion in 2019 ▪ 15+ years of investment banking experience ▪ Has led numerous IPOs, M&A transactions and equity and debt financings ▪ Long - term track record in tech and renewable energy Nicolas Brunet EVP & CFO 5

Transaction Summary Proposed transaction accelerates timeline to market leading position in all - electric medium and heavy - duty urban vehicles 1. Assumes no redemption from SPAC public stockholders. TRANSACTION SUMMARY Transaction ▪ Northern Genesis Acquisition Corp. (“Northern Genesis”) (NYSE: NGA) is a publicly listed special purpose acquisition company with ~$320mm cash held in trust ▪ The Lion Electric Co. (“Lion”), a designer, manufacturer and distributor of all - electric medium and heavy - duty urban vehicles, to combine with Northern Genesis ▪ Lion to be the surviving entity; name to be The Lion Electric Company upon closing of the transaction Listing / Ticker ▪ Pro forma company expected to trade on the NYSE under the new ticker symbol “LEV” Valuation ▪ Transaction values the combined entity at an enterprise value of ~$1.5bn ▪ Implies attractive multiples versus publicly traded EV peer group Transaction Proceeds ▪ ~$500mm (1) of cash to pursue Lion’s growth strategy based on cash held in trust and PIPE proceeds ▪ $200mm fully committed PIPE offering to close concurrently with business combination ▪ Growth strategy includes expansion of manufacturing capacity in the U.S., development and automated assembly of advanced battery systems and other general corporate purposes Expected Closing: ▪ Q1 2021 6

$3.5B+ Annual Revenue ~50% Vehicle Cost Reduction ~20,000 Annual Vehicle Sales MISSION Be the leader in design, manufacturing and distribution of all - electric medium and heavy - duty urban vehicles 2024 VISION $ 7

Lion’s Key Investment Highlights Established EV company with real vehicles and proven technology on the road today Winning commercial strategy: established relationships with top tier players and substantial near - term pipeline ▪ Multi - year purchase agreement for the purchase of up to 2,500 Lion6 and Lion8 trucks at customer’s discretion executed in June 2020 ▪ Visibility on up to 6,000 potential vehicles sales (~4,000 trucks and ~2,000 buses), including from 300+ purchase orders in hand and a growing sales pipeline 10+ years of all - electric vehicle R&D and manufacturing experience provides in - house industry expertise ▪ Battery and R&D division comprised of ~100 experienced engineers and technicians ▪ All vehicles purpose - built for electric in - house, with our own chassis, body / cabin, proprietary battery system technology and 100% Lion software integration Strategic initiatives for U.S. manufacturing, advanced battery systems and new customer solutions underway ▪ Plans to develop a large - scale U.S. manufacturing facility and a state - of - the - art battery R&D and production plant ▪ Well - positioned to further differentiate with maintenance, charging infrastructure, sustainable - trucking - as - a - service and V2G customer solutions ▪ 300+ vehicles on the road today with 6+ million miles driven ▪ 7 purpose - built electric truck and school bus models available for purchase today coupled with near - term product launches ▪ Manufacturing facility near Montreal, Quebec capable of producing ~2,500 vehicles per year Leading medium and heavy - duty urban electric vehicle platform targeting $110bn annual TAM in North America Favorable Total Cost of Ownership today; significant improvements by 2024 8 ▪ Lion’s truck TCO favorable to diesel today with clear path to best - in - class TCO across entire product line; 50% overall vehicle cost reduction expected by 2024 Note: Please refer to “Disclaimer” on slide 2, including the sections “Forward - Looking Statements” and “Use of Projections and Key Assumptions”.

Strong, Value - Added Relationships with Industry Leaders Experienced in successful public company creation, sustainable business practices and electric utility grid modernization Cornerstone investor since 2017 KEY STRATEGIC PARTNERS Long - term battery supply agreement V2G pilot program in New York SELECT INDUSTRY PARTNERS Purchased 50 electric trucks Lead customer for Lion8 electric refuse truck SELECT KEY CUSTOMERS Purchase order for 10 electric trucks with first delivery in Q4 2020 Key supplier for traditional and electrified componentry Purchased 30 electric buses Long - term battery supply agreement Charging infrastructure partnership 9

1 Introduction 2 Business Overview 3 Commercial Overview 4 Strategic Initiatives and Growth Strategy 5 Financial Snapshot

Our Journey towards a Vision of All-Electric Transportation

2008 - 2014

- Lion is founded (2008)
- Developed battery systems with EnerDel Battery Packs
- Established battery supply relationship with LG Chem; began developing proprietary battery management system



LIONC

Began development of all-electric LionC Bus

2015 - 2016



Began manufacturing proprietary chassis



First LionC bus delivered

2017 – 2018

- Implemented proprietary battery management system
- Cornerstone investment from Power Corporation of Canada



Opened first Experience Center in California

2019

- Established battery supply partnership with BMW



Unveiled Lion8 all-electric truck



Lion8 Refuse: world's first all-electric waste collection truck unveiled

2020

- CN Rail places 50 truck order
- ABB partners with Lion on charging infrastructure
- 2020 has provided significant commercial momentum across the Lion platforms

10+ years of experience designing, developing and manufacturing all-electric medium and heavy-duty urban vehicles

11

Purpose-Built for Electric

100% In House

- Lion's vehicles are purpose-built for electric and entirely designed and assembled in-house
  - Lion built chassis, truck cabin and bus body
  - Proprietary battery technology, with modular energy capacity
  - 100% Lion software integration
  - V2G ready battery technology


100% ELECTRIC
LION


SCHOOL BUS
LION

Dedicated Team

The Lion Advantage Supported by an R&D Team of 100+ Engineers & Technicians

TRUCK CABIN



BUS BODY



CHASSIS



BATTERY



POWERTRAIN



Lion adapts to its customers' needs by designing each integrated component from the ground up specifically for EV; involves no retrofitting or third party integrators

12

Manufacturing Vehicles Today and Supporting Growth Tomorrow

LION IS PRODUCING VEHICLES *TODAY...*

Dedicated facility near Montreal, Quebec, serving as manufacturing facility, R&D center and corporate headquarters

- ✓ **200k+ sq. ft.** dedicated operating area
- ✓ Annual capacity of **2,500 vehicles**
- ✓ **400+ employees** across all functions

...TO SUPPORT GROWING DEMAND IN THE U.S. AND CANADA

- Lion Experience Centers provide **full-service training, infrastructure assistance and maintenance support**
- Growing network of experience centers in the United States and Canada providing a **turnkey experience and full support** to rapidly growing customer base

Existing Manufacturing Capacity







Canadian Prime Minister Justin Trudeau at Lion manufacturing facility in March 2020

Customer Experience Centers and R&D Facilities


British Columbia
Washington
California
Arizona
Colorado
Texas
Indiana
Saint-Jerome
Montreal
Vermont
Massachusetts
New York
Florida
2020 Experience Centers
2020 R&D Centers
Planned Experience Centers (2021+)
Planned R&D Centers (2021+)

13

Best - in - Class Product Line - up Available Today ALL - ELECTRIC MEDIUM AND HEAVY - DUTY URBAN TRUCKS ALL - ELECTRIC BUSES Refrigerated Class 8 Refuse Class 8 Type C School Bus Type A School Bus Shuttle Bus Broadest product line - up of all - electric medium and heavy - duty urban vehicles available for purchase and use today Class 6 R ee f e r Class 8 Refuse …With Purchases by Top Customers Lion has 7 Vehicles Available Today… 14

Product Development Timeline Advanced Relative to Peers

	2020	2021	2022	2023
	Available Today	Near-Term Product Launches		
Lion	LION6; LION8; LION8 Reefer; LION8 Refuse; LIONM; LIONA; LIONC	LION8 Tractor; LION8 Bucket; LIOND; LION6 Utility	LION5; LION8 Boom; LION7; AMBULANCE	
Incumbent OEMs	BYD; BLUE BIRD	PACCAR (1); VOLVO (1)	NAVISTAR (2); DAIMLER (3)	
EV Peers		NIKOLA MOTOR COMPANY BEV; RIVIAN; ARRIVAL; TESLA Semi	ERX	NIKOLA MOTOR COMPANY FCEV



LION6
LION8
LION8 Reefer
LION8 Refuse
LIONM
LIONA
LIONC
LION8 Tractor
LION8 Bucket
LIOND
LION6 Utility
LION5
LION8 Boom
LION7
AMBULANCE

Logo placement indicates expected start of commercial vehicle production

Lion has a significant first mover advantage to drive growth

Note: Please refer to "Disclaimer" on slide 2, including the sections "Forward-Looking Statements" and "Use of Projections and Key Assumptions". 1. Paccar and Volvo are reported to expect electric truck deliveries by the end of 2020. 2. Navistar disclosed that an electric truck will be the first vehicle off the line at its San Antonio production facility when it opens in 2022; Navistar brand IC Bus disclosed that it expects to begin delivery of its electric school bus in 2021. 3. Daimler disclosed that it expects to have a portfolio of series-produced electric vehicles in its main sales regions by 2022; series production of Daimler brand Mercedes-Benz' electric eActros truck is scheduled to begin in 2021 while customer trials have been ongoing; the Mercedes eCitaro city bus and FUSO brand eCanter light-duty truck are currently in series production; and the Daimler heavy and medium-duty eCascadia and eM2 electric trucks are currently undergoing trials with customers in the U.S.

15

THE LION ELECTRIC CO

Established Supply Chain With Resilient Network of Reputable Suppliers

GLOBAL SUPPLIER NETWORK

United States

- Drivetrain / suspension / steering / braking
- Chassis main components
- Seats and accessories

Canada

- Driveline (excluding energy)
- Thermoplastic / composite material
- Accessories
- Sheet metal

Rest of World

- Energy
- High voltage systems

Full supply chain spanning all required components

Alternate sourcing options for most suppliers

SELECT LION SUPPLIERS

Energy / Battery Systems: BMW, LG Chem, ABB, ROMEO POWER TECHNOLOGY

Driveline: DANA, Allison, MERITOR, Valeo

Mechanical Components: Bendix, HENDRICKSON, TRW, WABCO

Chassis & Other: Bergstrom, BRIDGESTONE, MICHELIN

10+ years of manufacturing experience has created a full supply chain spanning over ~400 suppliers

16

THE LION ELECTRIC CO

Direct Sales Model Tailored to Electric Vehicle Fleet Operators Dedicated team forming strong relationships with local entities in the U.S. and Canada to find the right customer funding solutions Operates at the forefront of policy and the evolving EV ecosystem LION GRANT TEAM Highly specialized internal sales team focused on urban EV DIRECT SALES APPROACH Data - driven vehicle education and selection advice to meet each customer’s specific needs EV EDUCATION AND VEHICLE SELECTION 2 3 Telematics solution providing real time analytics and ongoing maintenance services, saving customers time and money AFTERMARKET SUPPORT Helping customers select and deploy charging infrastructure ahead of vehicle delivery INFRASTRUCTURE SUPPORT 4 5 Teams throughout the U.S. and Canada focused on ensuring a smooth transition to electric for all customers EXPERIENCE CENTERS 6 1 Lion provides a full suite of services to support its customers 17

Facilitating the EV Transition Journey for Customers

LionEnergy

Charging Infrastructure



- ***Full turnkey solution*** for charging infrastructure, ***including V2G***
- ***Dedicated team*** committed to selling, managing and maintaining customer projects
- Reseller of ***global tier 1 infrastructure*** (recent contract signed with ABB)
- Truck / bus deliveries ***timed with infrastructure installation***

LionBeat

Telematics Solution



- ***Value-added tool*** to boost productivity & generate operational savings
- Embedded in ***all Lion vehicles***
- ***Real-time data tracking***, including GHG emissions, ***for all EV components***
- Powered by ***best-in-class telematics technology***

BrightSquad

Dedicated Customer Care



- ***Best-in-class*** customer service
- Question answering and problem resolution ***handled immediately on-site***
- ***First line diagnostic service*** with preventive maintenance and troubleshooting
- ***Daily training available*** to drivers & operational teams

A smooth transition to EV: Assisting with EV infrastructure (LionEnergy), delivering ongoing maintenance and telematics (LionBeat) and supporting customer integration (BrightSquad)

18

THE LION ELECTRIC CO.

1 Introduction 2 Business Overview 3 Commercial Overview 4 Strategic Initiatives and Growth Strategy 5 Financial Snapshot

Large Total Addressable Market Will Be Electrified Rapidly

MEDIUM AND HEAVY-DUTY URBAN TRUCKS[1]		SCHOOL BUSES[2]
335K Trucks / Year		**45K School Buses / Year**
ANNUAL TAM		**ANNUAL TAM**
US$100B	**+**	**US$10B**

Diversified product line-up targets $110 billion annual U.S. and Canada TAM

UNDERLYING SECULAR TAILWINDS

- 15 U.S. states set a goal for **100%** of medium and heavy-duty vehicle purchases **to come from zero-emissions** vehicles[3]
- **Transportation is the #1 polluter** generating the largest share of GHG emissions in 2018[4]
- Increased prevalence of financial incentives to offset carbon emissions such as **ZEV credit trading mechanisms**
- Biden Clean Energy Plan to accelerate transition of **entire 500K school bus fleet to ZEV** & all new sales to be zero-emission by 2030[5]

Note: Please refer to "Disclaimer" on slide 2, including the sections "Forward-Looking Statements", "Industry and Market Data" and "Use of Projections and Key Assumptions".

1. Source: WardsAuto. Represents class 5, 6, 7 and 8 urban trucks, excludes class 8 trucks used for long-haul transportation, which represent ~55% of total class 8 volumes. Assumes Canadian volume is 10% of U.S.
2. Source: School Bus Fleet. Represents class C, D and A school buses.
3. Targeting 2050 for 100% goal as per California Air Resource Board.
4. Cowen and Company, EPA – January 2020.
5. The Biden Clean Energy Plan.

20

THE LION ELECTRIC CO

Long - Term Purchase Agreement Agreement in place for the supply of up to 2,500 all - electric urban trucks Commercial Contract Highlights Multi - year purchase agreement for the purchase of up to 2,500 Lion6 and Lion8 trucks at customer’s discretion x Agreement executed in June 2020 x Lion to reserve necessary manufacturing capacity to deliver up to 500 trucks per year from 2021 to 2025 and 10% of manufacturing capacity from 2026 to 2030 x Lion committed to provide ongoing maintenance and training assistance Equity Warrant Highlights Concurrent with commercial agreement, Lion issued a warrant to the customer x Potential to obtain up to 19.99% ownership stake in Lion (1) x Full vesting requires spending at least $1.1 billion on Lion products (3% already vested (1) ) x 8 - year vesting period 1. Represents ownership in Lion prior to the impact of the proposed transaction and assumes warrants are cash settled. 21

Targeting North America's Largest Truck Fleet Owners

OVERVIEW OF THE LION 150 FRAMEWORK

- **The Lion 150:** Lion's framework for identifying and targeting top truck fleets in North America
- Selected based on fleet size, applicability of Lion truck portfolio and stated sustainability objectives
  - Aggregate Lion 150 customer fleet of ~700K trucks
- Lion engages directly with procurement teams and / or senior management
  - Dialogue covers routes analysis, energy requirements, TCO and ancillary equipment needs
  - Numerous Lion facility tours and test drives are conducted

SECTOR DIVERSIFICATION REDUCES EXPOSURE



Carriers
Consumer Goods
Waste Management
Industrials
Others[(1)]
Utilities
~700,000 Units
31%
28%
13%
12%
12%
4%

SELECT COMPANIES CURRENTLY ENGAGED

UPS, FedEx, Nestlé, pepsi, ANHEUSER-BUSCH, DHL, CINTAS, J.B. HUNT, XPO Logistics, Waste Connections, Inc., Republic Services, GFL environmental, WM Waste Management, casella, conEdison, Exelon, Duke Energy, NextEra Energy, AQUA, H-E-B, RUMPKE, CLARKE, nationalgrid, Recology, New York City DOT

Currently engaged with customers representing annual purchases of 40,000+ trucks

The Lion 150 customer acquisition framework is delivering growing market share

Source: FleetOwners.

1. Other sectors include energy, agricultural products, automotive retail, building materials, truck repair services and municipal transportation.

22

THE LION ELECTRIC CO

Competitive TCO Across All Product Lines

SUBSTANTIAL REDUCTION IN VEHICLE COSTS BY 2024


100%
Current
(20%)
~55% reduction in battery system costs
(20%)
~40% reduction in non-battery BOM components
(10%)
~60% reduction in overhead via leveraging of fixed costs
~50% vehicle cost reduction over the next 4 years
50%
2024E

LION VEHICLE TCO COMPARISON






	LION6 (1) (252 kWh, 10 year useful life)		LION8 (2) (336 kWh, 12 year useful life)		LION8 REFUSE (3) (252 kWh, 10 year useful life)		LION C,(4) D,(5) A(6) (80 kWh - 126 kWh, 15 year useful life)	
	Current	2024E	Current	2024E	Current	2024E	Current(8)	2024E
TCO % vs. Diesel(7)	18%	41%	4%	34%	23%	42%	7% - 12%	40% - 44%
Payback Period	7.7 years	3.3 years	11.6 years	4.8 years	5.7 years	1.0 year	11.2 - 12.9 years	1.0 - 2.5 years

Lion vehicles have a favorable TCO today versus diesel, with substantial reduction in vehicle costs to further drive TCO down in the near term

Note: TCO is comprised of total bus cost, energy cost and maintenance & repair cost. Energy costs are $0.09/kWh and $3.00/gallon, for electric and diesel respectively, across all platforms. DEF cost and consumption for diesel is $3.00/gallon and 3.0% of fuel, respectively, for all diesel platforms. All truck platforms assume a residual value of 10% and all bus platforms assume no residual value. Assumptions for the TCO are presented in the order of electric then diesel (i.e. electric / diesel). Please refer to "Disclaimer" on slide 2, including the sections "Forward-Looking Statements" and "Use of Projections and Key Assumptions".

1. Truck cost per management estimates; annual mileage: 52,000; consumption: 1.18 kWh/mile / 7.00 miles/gallon; maintenance & repair cost: $0.16/mile / $0.40/mile.
2. Truck cost per management estimates; annual mileage: 41,600; consumption: 2.00 kWh/mile / 6.00 miles/gallon; maintenance & repair cost: $0.18/mile / $0.44/mile.
3. Truck cost per management estimates; annual mileage: 23,400; consumption: 1.80 kWh/mile / 3.00 miles/gallon; energy consumption for refuse operations for electric: 45.00 kWh/day; maintenance & repair cost: $0.60/mile / $1.50/mile.
4. Bus cost per management estimates; annual mileage: 13,500; consumption: 1.18 kWh/mile / 5.50 miles/gallon; maintenance & repair cost: $0.22/mile / $0.54/mile.
5. Bus cost per management estimates; annual mileage: 13,500; consumption: 1.18 kWh/mile / 5.50 miles/gallon; maintenance & repair cost: $0.22/mile / $0.54/mile.
6. Bus cost per management estimates; annual mileage: 15,400; consumption: 0.90 kWh/mile / 7.00 miles/gallon; maintenance & repair cost: $0.21/mile / $0.51/mile.
7. Percent less than comparable diesel solution.
8. Current bus TCO includes impact of subsidies.

23

THE LION ELECTRIC CO.

1 Introduction 2 Business Overview 3 Commercial Overview 4 Strategic Initiatives and Growth Strategy 5 Financial Snapshot

U.S. Manufacturing Capacity Expansion

OVERVIEW

- Establish high-volume, state-of-the-art vehicle production facility in the U.S.
- Will provide additional capacity to meet growing demand with manufacturing footprint in closer proximity to large U.S. customer pool
- Currently assessing 10+ potential brownfield plants in various states
  - Site selection criteria includes workforce availability, proximity to key customers, suppliers, and available subsidies



Washington
Oregon
California
Michigan
Wisconsin
Illinois
Indiana
Ohio
New York
Pennsylvania
Contemplated states

RATIONALE

- Closer Proximity to largest portion of North America TAM
- "Made in America" branding provides greater appeal to U.S. buyers
- Potential for municipal / state level funding
- Proximity to larger pool of suppliers

PROJECT TIMELINE

- **Q4 2020**: Completion of site selection and industrialization plan
- **2021**: Facility ramp-up
- **H2 2021 – H1 2022**: Site staffing (management and operations)
- **H1 2023**: Anticipated start of production and capacity increase

Expansion of manufacturing footprint into the U.S. will allow Lion to meet growing customer demand

25

THE LION ELECTRIC CO.

Battery System Development and Assembly Facility Project

- Project conceived to develop proprietary battery systems and drive vehicle economics through a highly-automated assembly facility
- Primary focus is to optimize battery pack and module integration of cylindrical cells, leveraging 10+ years of electric vehicle R&D
- Supported by experienced execution team including industry pioneers in battery technologies

$170 Million[(1)]
Capital Investment

PROJECT IMPLEMENTATION

2020 — 2021 — 2022 — **Production** End of 2022

- **Advanced Battery Development** (2020 to 2022)
- *Potential for contract manufacturing in advance of battery plant completion (if required)*
- **Facility Ramp-up** (2020 to end of 2022)

EXPECTED STRATEGIC BENEFITS TO LION

- **Projected Battery Systems Cost Savings (~55%) Driven by Further Vertical Integration**
- **Control Over Battery Design to Optimize Specifications**
- **Eliminating Supplier Dependency**
- **Engineering Flexibility to Rapidly Adapt to Emerging Battery Technologies (e.g., solid state)**

1. $40mm of capital investment expected in 2023-2024. Lion expects funding from grants, partner contributions or other funding mechanisms to cover ~$100mm of capital outlay.

26

THE LION ELECTRIC CO

▪ Resell, install and optimize global tier 1 charging infrastructure ( partnership) ▪ Use data platform and analytics from telematics software as an additional source of revenue or service for customers ▪ All - in - one package of vehicle financing solutions, energy and charging services and fleet maintenance and optimization ▪ Full turnkey solution well - suited for customers late to EV adoption Capturing Additional Value over the Entire Electric Vehicle Lifecycle Full fleet electrification + connected vehicles = upside revenue opportunities for Lion x Lion is at the center of fleet electrification , offering full turnkey transition services to customers x Lion expects to capitalize on additional sources of potential revenue not captured in current forecast Lion’s Pathway for Additional Revenue Opportunities ▪ Surplus credits generated by the sale of zero - emission medium and heavy - duty trucks can be sold to other manufacturers ▪ Use of vehicle batteries as energy storage assets connected to the grid ▪ Helps utilities optimize load balancing amid intraday demand fluctuations ConEd pilot program provides bus financing in exchange for transport during the school year and grid support during the summer Potential $300mm EBITDA opportunity by 2024E Lion to start accumulating credits in 2021 Sustainable Trucking - as - a - Service 27 Vehicle - to - Grid (“V2G”) Zero - Emissions Credits Monetization Energy Infrastructure and Solutions Data Analytics

1 Introduction 2 Business Overview 3 Commercial Overview 4 Strategic Initiatives and Growth Strategy 5 Financial Snapshot

Transaction Overview

COMMENTARY

- Transaction includes $200mm fully committed PIPE
- Lion stockholders' equity at closing of the transaction to represent $1,350mm
- $51mm of debt on Lion balance sheet as of September 30, 2020[1]
- Transaction expected to be completed in Q1 2021

SOURCES AND USES

Sources of Capital ($mm)

Northern Genesis Trust Equity[2]	$319
PIPE	200
Lion Shareholders Equity	1,350
Total Sources	**$1,869**

Uses of Capital ($mm)

Lion Shareholders Equity	$1,350
Estimated Fees & Expenses	25
Cash to Lion Balance Sheet	494
Total Uses	**$1,869**

PRO FORMA VALUATION

Pro Forma Shares Outstanding (mm)[3]	194.9
Share Price ($ per Share)	$10.00
Pro Forma Equity Value	**$1,949**
Add: Debt[1]	$51
Less: Pro Forma Cash on Balance Sheet	(494)
Pro Forma Enterprise Value	**$1,505**

ILLUSTRATIVE PRO FORMA OWNERSHIP[2]


SPAC Investors
20.5%
PIPE Investors
10.3%
Multi-Year Purchase
Agreement Customer
1.2%
Lion Shareholders
68.1%(4)
Multi-Year Purchase Agreement Customer to obtain up to incremental ~6% ownership stake in Lion by purchasing Lion product (>$1.1bn of spending required for full ~7% stake)

Note: Amounts reflect U.S. dollars unless otherwise noted.
1. Includes C$25mm of convertible debt.
2. Assumes no redemption from SPAC public stockholders and includes SPAC founders.
3. Pro forma share count includes 32mm Northern Genesis public common shares, 8mm Northern Genesis Sponsor shares, 20mm shares from PIPE, and 135mm shares issued to Lion existing shareholders (includes 2mm shares from vested Multi-Year Purchase Agreement Customer warrants, 4mm shares from Lion vested options (assuming the treasury method), and 129mm shares from other Lion shareholders). Assumes no redemptions by SPAC public stockholders. Excludes the impact of all out-of-the-money Northern Genesis warrants and 13mm unvested warrants held by Multi-Year Purchase Agreement Customer. The Multi-Year Purchase Agreement Customer ownership detail and number of unvested warrants indicated on this slide assumes cashless settlement of the warrants at $10.00 per share value; on a cash settle basis, current ownership represents 2.7% (5mm shares) based on vested warrants and there is 30mm of unvested warrants outstanding representing incremental ownership of 12.8% (under cash settle basis, full exercise of the warrants delivers $200mm of incremental cash to Lion).
4. In addition to rolling its current interest, Power Sustainable Capital (a wholly owned subsidiary of Power Corporation of Canada) is subscribing to an incremental $17 million of equity ownership as part of the PIPE.

29

Transaction Proceeds to Underpin Lion's Strategic Initiatives

~$500 Million
Net Cash Proceeds

Category	Amount	Initiative	Expected Timing
Growth Expenditures	**$170** Million	**Advance development of proprietary battery modules & packs** ($45mm)	2021 – 2024
		Build highly-automated battery pack assembly factory ($125mm[1])	2021 – 2022
	$130 Million	**Expand U.S. vehicle manufacturing capacity**	2021 – 2022
Tech / Operations Enhancements	**~$150** Million[2]	**Fund continuing R&D and innovation**	2021 – 2024
	$50 Million	**General corporate purposes and other** – includes repayment of debt, funding of working capital and funding of incremental growth initiatives	2021 – 2024

Note: Use of proceeds is for illustrative purposes only. Please refer to "Disclaimer" on slide 2, including the sections "Forward-Looking Statements" and "Use of Projections and Key Assumptions".
1. Lion expects funding from grants, partner contributions or other funding mechanisms to cover ~$100mm of capital outlay.
2. A portion of R&D will be funded with free cash flow.

30

THE LION ELECTRIC CO.

(in US$mm) 2020E 2021E 2022E 2023E 2024E Volumes Revenue and EBITDA Truck Revenue $0. 5 $138 $518 $1,36 1 $3,16 7 Bus Revenue 27 59 124 246 319 Aftermarket Parts Revenue 1 8 26 64 139 Total Revenue $29 $204 $668 $1,67 2 $3,62 5 YoY Growth (%) 608% 227% 150% 117% EBITDA ( $4 ) $29 $119 $295 $707 EBITDA Margin (%) n m f 14% 18% 18% 20% Summary Financial Forecast Note: All figures in US$ millions unless otherwise noted. Forecast does not include any revenue from trading of ZEV credits and vehicle leasing program. Please refer to “Disclaimer” on slide 2, including the sections “Forward - Looking Statements”, “Use of Projections and Key Assumptions” and “Financial Information; Free Cash Flow Total Capex ($2) ($155) ($105) ($40) ( $48 ) R&D Investment (15) (30) (40) (50) (109) Change in Working Capital (18) (33) (112) (178) (217) Free Cash Flow ($39) ($189) ($138) $28 $334 Fully - funded business plan following Truck revenue diversified across various vehicle classes Truck Sales (Units) 2 400 1 , 80 0 5,900 15,800 de - SPAC transaction Bus Sales (Units) 108 250 675 1,680 2,600 Total Units Sold 110 650 2 , 47 5 7,580 18,400 100% of 2020 - 2022 production possible YoY Growth (%) 491% 281% 206% 143% from current production facility Adjusting for R&D expense, Lion’s run - rate EBITDA margin is ~16.5% Free cash flow positive by 2023 Significant investment in R&D to maintain Lion’s technological advantages COMMENTARY Non - IFRS Financial Measures”. Lion expects funding from grants, partner contributions or other funding mechanisms to cover ~$100mm of capital outlay for the battery system development and assembly facility project. 31

7 . 0 x 5 . 4 x 2 . 7 x T e s l a N I O W o r k ho r se $678.6 $77.0 $2.6 1 . 0 x 2 . 4 x 4 . 4 x 0.8x 1.3x 1 . 7 x 0.5x 0.4x 1.0x 10 . 8x 1.3x 1.7x 0.2x 0.5x 0.2x 0.6x N i ko l a X L F l ee t H y l i i on A rr i val C h a r g e po i n t C a noo F i sker Lo r d s t o w n $10.8 $1.7 $3.5 $13.9 $10.7 $2.5 $5.0 $3.7 0.4x 2.5x Enterprise Value Benchmarking Based on $1.5bn Pro Forma EV Disruptive EV Peers (1) EV / 2024E EBITDA (3) EV / 2024E Revenue 16.5% Note: Market data as of 27 - Nov - 20. Please refer to “Disclaimer” on slide 2, including the sections “Forward - Looking Statements”, “Use of Projections and Key Assumptions” and “Financial Information; Non - IFRS Financial Measures”. 1. 2. 3. For public companies, financial projections based on median analyst estimates from FactSet. In instances where SPAC transaction do not yet have published analyst estimates, financial projections are based on investor presentations ; Market data based on current SPAC share value applied to pro forma shares outstanding and capitalization. EBITDA and EBITDA margin net of R&D expense. Commercial EV SPACs (2) Other Disruptive EV Peers Other EV SPACs (2) >25.0% (4) 22.4% 28.8% 2024E EBITDA Margin (3) Curre n t Current EV ($bn) A n n o u nce m e n t 15 . 6x 27 . 9x 3.5x 5.7x 1.8x 5.9x 1.7x 4.3x > 50 . 0x 9.8x 13.1x 1.6x 6.1x 0.9x 2.5x N i ko l a X L F l eet H y l i i on A rr i val C h a r g e po i nt C a noo Lo r ds t o w n F i sk e r 41 . 2 x 35 . 0 x N I O T e s l a W o r k ho r se > 50 . 0 x 22.9% 4. Expected steady state EBITDA margin stated in investor presentation. 32 NA indicates negative 2024E EBITDA NA

35 . 4x > 50 . 0 x > 50 . 0 x > 50 . 0 x > 50 . 0 x N i ko l a X L F l ee t H y l i i on A rr i val C h a r g e po i n t C a noo Lo r d s t o w n F i sk e r 1 1 . 1x 3 . 9 x 3 . 2 x 5 . 3 x 6 . 9 x 5 . 6 x 3 . 2 x > 30 . 0x 6 . 2 x 10 . 3x 13 . 8x > 30 . 0x 7 . 5 x 8 . 4 x 0.6x 2.2x N i ko l a X L F l eet H y l i i on A rr i val C h a r g e po i n t C a noo F i s k er Lo r ds t o w n $10.8 $1.7 $3.5 $13.9 $10.7 $2.5 $5.0 $3.7 12 . 6 x 9 . 9 x 9 . 2 x T e s l a N I O W o r k ho r se $678.6 $77.0 $2.6 > 50 . 0 x > 50 . 0 x > 50 . 0 x N I O T e s l a W o r k ho r se E nterprise Value Benchmarking (cont’d.) EV / 2022E EBITDA (3) EV / 2022E Revenue Note: Market data as of 27 - Nov - 20. Please refer to “Disclaimer” on slide 2, including the sections “Forward - Looking Statements”, “Use of Projections and Key Assumptions” and “Financial Information; Non - IFRS Financial Measures”. 1. 2. For public companies, financial projections based on median analyst estimates from FactSet. In instances where SPAC transaction do not yet have published analyst estimates, financial projections are based on investor presentations ; Market data based on current SPAC share value applied to pro forma shares outstanding and capitalization. NA indicates zero or negative 2022E EBITDA Disruptive EV Peers (1) Commercial EV SPACs (2) Other Disruptive EV Peers Other EV SPACs (2) NA NA NA NA Curre n t Current EV ($bn) A n n o u nce m e n t Based on $1.5bn Pro Forma EV 3. EBITDA and EBITDA margin net of R&D expense. 33 2.3x 19.1x

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